As filed with the Securities and Exchange Commission on December 19, 2016

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL SEAWAYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Marshall Islands	98-0467117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Third Avenue, 39th Floor
New York, New York 10016
(Address, Including Zip Code, of Principal Executive Offices)

International Seaways, Inc. Management Incentive Compensation Plan

International Seaways, Inc. Non-Employee Director Incentive Compensation Plan

(Full Title of the Plan)

James D. Small III, Esq.
Chief Administrative Officer, Senior Vice President, Secretary and General Counsel
International Seaways, Inc.
600 Third Avenue, 39th Floor
New York, New York 10016
(212) 578-1600
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Jeffrey D. Karpf, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, no par value	2,400,000	(2)	$13.72	(3)	$32,928,000	$3,816.36

(1)	Represents shares of common stock, no par value (the “Common Stock”) of International Seaways, Inc. (the “Registrant”) issuable in connection with equity awards under the International Seaways, Inc. Management Incentive Compensation Plan (the “Management Plan”) and the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan” and, together with the Management Plan, the “Plans”), including those awards assumed by the Registrant pursuant to the terms of the Employee Matters Agreement in connection with the Registrant’s spin-off from Overseas Shipholding Group, Inc. (“OSG”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	As described in the Explanatory Note on page 2 of this Registration Statement, the number of shares of Common Stock registered under the Plans consists of 2,400,000 shares being registered for the first time, of which 2,000,000 are for grants under the Management Plan and 400,000 are for grants under the Director Plan, including those awards assumed by the Registrant pursuant to the terms of the Employee Matters Agreement in connection with the Registrant’s spin-off from OSG.
(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock of the Registrant as reported on NYSE on December 15, 2016.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 2,400,000 shares of Common Stock of the Registrant which may be issued under the International Seaways, Inc. Management Incentive Compensation Plan (the “Management Plan”) and the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan” and, together with the Management Plan, the “Plans”). The Registrant’s former parent and sole stockholder, OSG, approved the Plans on November 7, 2016. Of the 2,400,000 shares of Common Stock under the Plans, 2,000,000 are for grants under the Management Plan and 400,000 are for grants under the Director Plan.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of the Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the recipients of the applicable grants, as required by Rule 428 under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Registration Statement on Form 10, filed with the Commission on July 15, 2016, amended through November 9, 2016 (Commission File No. 001-37836) (the “Form 10”);

(b)	The Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on December 5, 2016;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on November 25, 2016, December 1, 2016, and December 2, 2016; and

(d)	The description of the Common Stock of the Registrant contained in the Form 10.

All other reports and other documents filed (but not furnished) by the Registrant since the filing of the Form 10 pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment to this Form S-8 which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under the Republic of the Marshall Islands (“RMI”) Business Corporations Act (the “BCA”), a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or a witness in or is otherwise involved in any threatened, pending or completed action, suit, claim, inquiry or proceeding whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The corporation shall be required to indemnify or advance expenses to such a person in connection with a proceeding commenced by the person against the corporation only if the commencement of such proceeding was authorized in the specific case by the Board of Directors or was brought to establish or enforce a right to indemnification under the bylaws, the corporations articles of incorporation, any agreement, the laws of the RMI or otherwise.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in the BCA.

In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him or her and incurred by him or her in such capacity whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the BCA. The indemnification provisions of the BCA are not exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s Amended and Restated Articles of Incorporation limits the liability of its directors to the fullest extent permitted by the BCA and requires that the Registrant will provide them with customary indemnification.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

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Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of December, 2016.

INTERNATIONAL SEAWAYS, INC.

By:	/s/ James D. Small III
Name: James D. Small III
Title: Chief Administrative Officer, Senior Vice President, Secretary and General Counsel

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Lois K. Zabrocky and James D. Small III, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof..

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lois K. Zabrocky Lois K. Zabrocky	President and Chief Executive Officer (Principal Executive Officer)	December 19, 2016

/s/ Jeffrey D. Pribor Jeffrey D. Pribor	Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2016

/s/ Douglas D. Wheat Douglas D. Wheat	Chairman of the Board	December 19, 2016

/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director	December 19, 2016

/s/ Ian T. Blackley Ian T. Blackley	Director	December 19, 2016

/s/ Randee E. Day Randee E. Day	Director	December 19, 2016

/s/ Joseph I. Kronsberg Joseph I. Kronsberg	Director	December 19, 2016

/s/ Ronald Steger Ronald Steger	Director	December 19, 2016

/s/ Chad L. Valerio Chad L. Valerio	Director	December 19, 2016

/s/ Ty E. Wallach Ty E. Wallach	Director	December 19, 2016

/s/ Gregory A. Wright Gregory A. Wright	Director	December 19, 2016

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	International Seaways, Inc. Management Incentive Compensation Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on November 25, 2016).

4.2	International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on November 25, 2016).

5.1	Opinion of Reeder & Simpson P.C.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Reeder & Simpson P.C. (included in Exhibit 5.1).

24	Power of Attorney (filed as part of signature page).

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